As filed with the Securities and Exchange Commission on October 27, 2022

Registration No. 333--

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AKILI, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1586159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

125 Broad Street, Fifth Floor

Boston, Massachusetts 02110

(617) 313-8853

(Address of Principal Executive Offices)

Akili Interactive Labs, Inc. Amended and Restated 2011 Stock Incentive Plan

Akili, Inc. 2022 Stock Option and Incentive Plan

Akili, Inc. 2022 Employee Stock Purchase Plan

(Full Title of the Plans)

W. Edward Martucci, Ph.D.

Chief Executive Officer

Akili, Inc.

125 Broad Street, Fifth Floor

Boston, Massachusetts 02110

(617) 456-0597

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah Ashfaq, Esq.

William A. Magioncalda, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 19, 2022, Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company and the predecessor of the Registrant (as defined herein), or SCS, consummated a business combination, or the Business Combination, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 26, 2022, or the Merger Agreement, by and among SCS, Karibu Merger Sub, Inc., a Delaware corporation, and Akili Interactive Labs, Inc., a Delaware corporation. After the domestication of SCS as a Delaware corporation, SCS changed its name to “Akili, Inc.”

Pursuant to the Merger Agreement, on August 19, 2022, Karibu Merger Sub, Inc., a direct wholly owned subsidiary of SCS, merged with and into Akili Interactive Labs, Inc., with Akili Interactive Labs, Inc. surviving the merger as a wholly owned subsidiary of Akili, Inc.

This registration statement on Form S-8, or this Registration Statement, is being filed by Akili, Inc., or the Registrant, for the purpose of registering (i) 12,813,781 shares of the Registrant’s common stock, par value $0.0001 per share, or the Common Stock, issuable pursuant to the Akili, Inc. 2022 Stock Option and Incentive Plan; (ii) 1,167,881 shares of Common Stock issuable pursuant to the Akili, Inc. 2022 Employee Stock Purchase Plan; and (iii) 8,563,957 shares of Common Stock issuable upon the exercise of outstanding options previously granted under the Akili Interactive Labs, Inc. Amended and Restated 2011 Stock Incentive Plan, which options were assumed by the Registrant in connection with the Business Combination.

This Registration Statement includes a prospectus, or the Reoffer Prospectus, prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, may be used for the reoffer and resale of shares of common stock, on a continuous or delayed basis, that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain of our directors and executive officers identified in the Reoffer Prospectus as supplemented and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. The number of shares of common stock included in the Reoffer Prospectus represents shares of common stock issuable to the selling stockholders pursuant to equity awards, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of common stock. Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling securityholders and/or amounts of shares of common stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission, or the Commission, and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

AKILI, INC.

5,439,042 Shares of Common Stock

This Reoffer Prospectus relates to offers and resales from time to time by the selling stockholders described in this prospectus, or collectively, the Selling Stockholders, and their permitted transferees, of up to 5,439,042 shares of common stock, $0.0001 par value per share, or the Common Stock, of Akili, Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Akili,” “we,” “our” or “us”). This prospectus covers shares of Common Stock issued pursuant to grants and awards under the Akili Interactive Labs, Inc. Amended and Restated 2011 Stock Incentive Plan, the 2011 Plan, to each Selling Stockholder. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders. The amount of the shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act). Shares of Common Stock that will be issued to the Selling Stockholders under the 2011 Plan will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AKLI”. On October 26, 2022, the closing price of our Common Stock was $2.08.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.akiliinteractive.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive offices are located at 125 Broad Street, Fifth Floor, Boston, Massachusetts 02110. Our telephone number is (617) 456-0597.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable Commission rules) after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022;

•

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May 16, 2022 and the fiscal quarter ended June 30, 2022, filed with the Commission on August 12, 2022;

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  26, 2022, as amended, April  22, 2022, May  20, 2022, July  8, 2022, August  19, 2022, August  23, 2022 and October 27, 2022 (in each case, other than the portions of such documents not deemed to be filed); and

•

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form S-1, as amended (File No. 333-267031), filed with the Commission on September 30, 2022, including all amendments and reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of any and all of the information incorporated by reference, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, unless those exhibits have specifically been incorporated by reference in this document: Akili, Inc., 125 Broad Street, Fifth Floor, Boston, Massachusetts 02110. Our telephone number is (617) 456-0597.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	the effect of uncertainties related to the ongoing coronavirus, or COVID-19, pandemic;

•	our ability to achieve and maintain profitability in the future;

•	our financial performance and ability to respond to general economic conditions;

•	our ability to manage our growth effectively and our expectations regarding the development and expansion of our business;

•	our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

•	our ability to achieve and maintain market acceptance and adoption of EndeavorRx and other prescription digital therapeutics by patients and physicians;

•	our ability to obtain or maintain adequate insurance coverage and reimbursement for EndeavorRx and its other products;

•	our ability to accurately forecast demand for EndeavorRx and its other products;

•	our ability to maintain access for EndeavorRx and our other products via the Apple Store and the Google Play Store;

•	our ability to maintain or obtain patent protection and/or the patent rights relating to EndeavorRx and its other product candidates and our ability to prevent third parties from competing against us;

•	our ability to successfully commercialize EndeavorRx and its other products;

•

our ability to obtain and maintain regulatory approval for EndeavorRx and our other product candidates, in the U.S. and in foreign markets, and any related restrictions or limitations of an approved product candidate;

•

our ability to obtain funding for our operations, including funding necessary to complete further development of EndeavorRx and further development, approval and, if approved, commercialization of our other product candidates;

•	our ability to identify, in-license or acquire additional technology or product candidates;

•	our ability to successfully protect against security breaches and other disruptions to our information technology structure;

•	the impact of applicable laws and regulations, whether in the U.S. or foreign jurisdictions, and any changes thereof;

•	our ability to successfully compete against other companies developing similar products to our current and future product offerings;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to establish and maintain an effective system of internal controls over financial reporting;

•	our ability to maintain the listing of our securities on Nasdaq;

•	the risk that the Business Combination (as defined below) disrupts our plans and operations;

•	our inability to realize the anticipated benefits of the Business Combination;

•	the outcome of any legal or governmental proceedings that may be instituted against us; and

•	other factors detailed under the section titled “Risk Factors”.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website described above under the heading “Where You Can Find More Information” if necessary.

The Company

We are a leading digital medicine company pioneering the development of cognitive treatments through game- changing technologies. Our approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device, but experienced like entertainment.

With this approach, we introduced EndeavorRx, the first prescription video game treatment (and first digital treatment for a cognitive impairment) reviewed and granted marketing authorization by the U.S. Food and Drug Administration in June 2020, as a Class II medical device through the FDA’s de novo process. EndeavorRx is indicated for use to improve attention function for children ages 8-12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. In June 2020, EndeavorRx also received Conformité Européenne Mark certification as a prescription-only digital therapeutic software intended for the treatment of attention and inhibitory control deficits in pediatric patients with ADHD, enabling EndeavorRx to be marketed in European Economic Area member countries. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication and/or educational programs, which further address symptoms of the disorder. It is not intended to be used as a stand- alone therapeutic and is not a substitution for a child’s medication.

Background

Social Capital Suvretta Holdings Corp. I, or SCS, a Cayman Islands exempted company limited by shares, entered into an Agreement and Plan of Merger, dated as of January 26, 2022, or the Merger Agreement, by and among SCS, Karibu Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of SCS, or Merger Sub, and Akili Interactive Labs, Inc., a Delaware corporation, or Akili Interactive.

On August 19, 2022, as contemplated by the Merger Agreement, SCS filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SCS was domesticated and continues as a Delaware corporation, changing its name to “Akili, Inc.”, or the Domestication.

As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SCS, or the SCS Class A ordinary shares, converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Akili, Inc. or the Akili, Inc. common stock; and (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SCS, or the SCS Class B ordinary shares, converted automatically, on a one-for-one basis, into a share of Akili, Inc. common stock.

On August 19, 2022, as contemplated by the Merger Agreement, Akili, Inc. consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Akili Interactive, with the separate corporate existence of Merger Sub ceasing and Akili Interactive being the surviving corporation and a wholly owned subsidiary of Akili, Inc., or the Merger and, together with the Domestication, the Business Combination.

All Akili Interactive options outstanding as of immediately prior to the Merger were converted into Akili, Inc. options and the exercise price thereof were adjusted in accordance with the Merger Agreement. Additionally, warrants exercisable for shares of Akili Interactive common stock (other than warrants that were deemed automatically exercised in accordance with their terms) were converted into warrants to purchase shares of Akili, Inc. common stock and the exercise price thereof was adjusted in accordance with their terms..

Our Common Stock is currently traded on Nasdaq under the symbol “AKLI”.

The rights of holders of our Common Stock are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this prospectus, of up to 5,439,042 shares of our Common Stock, issued to each Selling Stockholder pursuant to award agreements under the 2011 Plan. Upon vesting of the shares offered hereby pursuant to the terms of the applicable award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Implications of Being an Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to nonemerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of SCS’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Investment Risks

An investment in shares of our Common Stock involves substantial risks and uncertainties that may materially adversely affect our business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in our company include, among other things, the following:

Risks relating to our business and industry, including that:

•	We have a history of significant losses, anticipate losses increasing expenses in the future, and may not be able to achieve or maintain profitability.

•

The failure of our prescription digital therapeutics to achieve and maintain market acceptance and adoption by patients and physicians could have a material adverse effect on our business, prospects, results of operation and financial condition.

•

The market for prescription digital therapeutics is new, rapidly evolving, and increasingly competitive, as the healthcare industry in the U.S. is undergoing significant structural change, which makes it difficult to forecast demand for our products. As a result, all prospective financial information are subject to change.

•

Our development programs represent novel and innovative potential therapeutic areas, and negative perception of any product or product candidate that we develop could adversely affect our ability to conduct our business, obtain marketing authorizations or identify alternate regulatory pathways to market for such product candidate.

•

We face competition, and new products may emerge that provide different or better alternatives for treatment of the conditions that EndeavorRx or our future products, if granted marketing authorization, are authorized to treat.

Risks relating to our products, including that:

•

If we fail to achieve and maintain clearance, de novo classification or approval to market our product candidates, including AKL-T01 for expanded indications, or if we are delayed in obtaining such marketing authorizations, our business, prospects, results of operations and financial condition could be materially and adversely affected.

•	Clinical trials of any of our products or product candidates may fail to produce results necessary to support marketing authorization.

•

EndeavorRx is made available via the Apple App Store® and on Google PlayTM, and supported by third-party infrastructure. If our ability to access these markets or access necessary third-party infrastructure was stopped or otherwise restricted or limited, it could have a material adverse effect on our business, prospects, results of operations and financial condition.

•

If we are not able to develop and release new products, or successful enhancements, new features and modifications to EndeavorRx or any future products, our business, prospects, results of operations and financial condition could be materially and adversely affected.

•

We rely on a single third party digital pharmacy for the fulfillment of prescriptions. This reliance on a single third party increases the risk that we could have disruption in the fulfillment of prescriptions, which could have a material and adverse effect on our reputation, business, results of operations and financial condition.

Risks relating to our intellectual property and technology, including that:

•

If we are unable to adequately protect and enforce our intellectual property and proprietary technology, obtain and maintain patent protection for our technology and products where appropriate or if the scope of the patent protection obtained is not sufficiently broad, or if we are unable to protect the confidentiality of our trade secrets and know-how, our competitors could develop and commercialize technology and products similar or identical to our products, and our ability to successfully commercialize our technology and products may be impaired.

•

If we fail to comply with obligations in the agreements under which we collaborate with or license intellectual property rights from third parties, or otherwise experience disruptions to our business relationships with collaborators or licensors, we could lose rights that are important to its business.

Risks relating to our financial reporting and position, including that:

•

We will need substantial additional funding, and if it is unable to raise capital when needed or on terms favorable to us, our business, financial condition and results of operation could be materially and adversely affected.

•

The amount of our future losses is uncertain and our quarterly and annual operating results may fluctuate significantly or fall below the expectations of investors or securities analysists, each of which may cause our stock price to fluctuate or decline.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in shares of our Common Stock.

Additional Information

Our principal executive office is located at 125 Broad Street, Fifth Floor, Boston, Massachusetts 02110. Our telephone number is (617) 456-0597. Our website address is www.akiliinteractive.com. Information contained on, or otherwise accessible through, our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K filed with the Commission on March 24, 2022, as may be supplemented and amended, our subsequent Quarterly Reports on Form 10-Q filed with the Commission on May 16, 2022 and August 12, 2022, and our Current Report on Form 8-K filed with the Commission on August 23, 2022, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of the Common Stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of September 28, 2022, or the Determination Date, (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o Akili, Inc., 125 Broad Street, Fifth Floor, Boston, Massachusetts 02110.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please see “Plan of Distribution” below for more information.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering (1)	Percentage of Total Common Stock Before This Offering (1)(2)	Shares of Common Stock Offered for Resale in this Offering (3)	Shares of Common Stock Beneficially Owned After This Offering (4)	Percentage of Total Common Stock After This Offering (1)(2)
W. Edward Martucci, II, Ph.D.(5)	1,421,486	1.7%	1,873,703	—	—
Santosh Shanbhag(6)	375,595	*	494,433	—	—
Jacqueline Studer(7)	275,659	*	386,796	—	—
Jonathan David(8)	—	—	915,402	—	—
Anil Jina, MB, BCh, BAO(9)	369,840	*	398,883	—	—
Kenneth Ehlert(10)	20,148	*	80,583	—	—
Adam Gazzaley, M.D., Ph.D.(11)	1,157,669	1.4%	86,337	1,089,314	1.3%
Christine Lemke(12)	25,185	*	80,583	—	—
Robert Perez(13)	1,012,250	1.2%	1,122,322	—	—

*	Represents less than 1%.
(1)

In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to awards under the 2011 Plan held by that person that are vested or exercisable as of the Determination Date or that will become vested or exercisable within 60 days after the Determination Date.

(2)

Percentages are based on the 85,395,207 shares of Common Stock issued and outstanding as of the Determination Date. In computing the percentage ownership of each Selling Stockholder, we deemed to be outstanding all shares of Common Stock then subject to awards under the 2011 Plan held by that person that are vested or exercisable as of the Determination Date or that would become vested or exercisable within 60 days after the Determination Date, but we did not deem these shares of Common Stock outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.

(3)

The number of shares of Common Stock offered for resale in this offering reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable awards and grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(4)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased, sold or otherwise acquired or disposed of by such Selling Stockholder.

(5)

Consists of 1,873,703 shares of Common Stock underlying stock options issued under the 2011 Plan held by Dr. Martucci, II, Ph.D., 1,421,486 of which are or will be vested within 60 days of the Determination Date.

(6)	Consists of 494,433 shares of Common Stock underlying stock options issued under the 2011 Plan held by Mr. Shanbhag, 375,595 of which are or will be vested within 60 days of the Determination Date.
(7)	Consists of 386,796 shares of Common Stock underlying stock options issued under the 2011 Plan held by Ms. Studer, 275,659 of which are or will be vested within 60 days of the Determination Date.
(8)	Consists of 915,402 shares of Common Stock underlying stock options issued under the 2011 Plan held by Mr. David, none of which are or will be vested within 60 days of the Determination Date.
(9)	Consists of 398,883 shares of Common Stock underlying stock options issued under the 2011 Plan held by Dr. Jina, 369,840 of which are or will be vested within 60 days of the Determination Date.
(10)	Consists of 80,583 shares of Common Stock underlying stock options issued under the 2011 Plan held by Mr. Ehlert, 20,148 of which are or will be vested within 60 days of the Determination Date.
(11)

Consists of (i) 86,337 shares of Common Stock underlying stock options issued under the 2011 Plan held by Dr. Gazzaley, 68,355 of which are or will be vested within 60 days of the Determination Date and (ii) 1,089,314 shares of Common Stock held directly by Dr. Gazzaley.

(12)	Consists of 80,583 shares of Common Stock underlying stock options issued under the 2011 Plan held by Ms. Lemke, 25,185 of which are or will be vested within 60 days of the Determination Date.
(13)	Consists of 1,122,322 shares of Common Stock underlying stock options issued under the 2011 Plan held by Mr. Perez, 1,012,250 of which are or will be vested within 60 days of the Determination Date.

Other Material Relationships with the Selling Stockholders

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

In connection with the closing of the Merger, we entered into an amended and restated registration rights agreement, or the Amended and Restated Registration Rights Agreement, pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our Common Stock and other equity securities that are held by the parties thereto, including certain of our directors. On August 24, 2022, pursuant to the Amended and Restated Registration Rights Agreement, we filed a registration statement on Form S-1 which, as amended, was declared effective on October 17, 2022.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144 under the Securities Act when eligible to do so. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Social Capital Suvretta Holdings Corp. I as of December 31, 2021, and for the period from February 25, 2021 (inception) through December 31, 2021, have been incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Social Capital Suvretta Holdings Corp. I to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Akili Interactive Labs, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)

The Registrant’s prospectus filed with the Commission on October  17, 2022 pursuant to Rule 424(b) under the Securities Act in connection with the Registrant’s registration statement on Form S-1, as amended (File No. 333- 267031), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022;

(c)

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May  16, 2022 and the fiscal quarter ended June 30, 2022, filed with the Commission on August 12, 2022;

(d)

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  26, 2022, as amended, April  22, 2022, May  20, 2022, July  8, 2022, August  19, 2022, August  23, 2022 and October 27, 2022 (in each case, other than the portions of such documents not deemed to be filed); and

(e)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form S-1, as amended (File No. 333-267031), filed with the Commission on September 30, 2022, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the director or officer’s conduct was unlawful.

Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant has adopted provisions in the Registrant’s certificate of incorporation and bylaws, which became effective in connection with the completion of the Registrant’s Business Combination on August 19, 2022, that limit or eliminate the personal liability of the Registrant’s directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Registrant’s bylaws provide that:

•

the Registrant will indemnify its directors, officers and, in the discretion of its board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the Registrant will advance expenses, including attorneys’ fees, to its directors and, in the discretion of its board of directors, to its officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the Registrant, subject to limited exceptions.

The Registrant has entered into indemnification agreements with several of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and the Registrant will indemnify its directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Registrant or in furtherance of the Registrant’s rights.

Additionally, certain of the Registrant’s directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, the Registrant has agreed in the indemnification agreements that the Registrant’s obligations to those same directors are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

The Registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 23, 2022 (File No. 001-40558)).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on August 23, 2022 (File No. 001-40558)).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-4/A filed with the Commission on June 10, 2022 (File No. 333-262706)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Marcum LLP, independent registered public accounting firm.

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

99.1	Akili Interactive Labs, Inc. Amended and Restated 2011 Stock Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.19 to the Registrant’s registration statement on Form S-4 filed with the Commission on February 14, 2022 (File No. 333-262706)).

99.2	Akili, Inc. 2022 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on August 23, 2022 (File No. 001-40558)).

Exhibit No.	Description

99.3	Akili, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on August 23, 2022 (File No. 001-40558)).

99.4*	Form of Incentive Stock Option Agreement under the Akili, Inc. 2022 Stock Option and Incentive Plan.

99.5*	Form of Restricted Stock Award Agreement under the Akili, Inc. 2022 Stock Option and Incentive Plan.

99.6*	Form of Restricted Stock Unit Award Agreement for Company Employees under the Akili, Inc. 2022 Stock Option and Incentive Plan.

99.7*	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Akili, Inc. 2022 Stock Option and Incentive Plan.

99.8*	Form of Non-Qualified Stock Option Agreement for Company Employees under the Akili, Inc. 2022 Stock Option and Incentive Plan.

99.9*	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Akili, Inc. 2022 Stock Option and Incentive Plan.

99.10*	Form of Restricted Stock Unit Award Agreement for Company Employees under the Akili, Inc. 2022 Stock Option and Incentive Plan (Earnout RSUs).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 27, 2022.

AKILI, INC.

By:	/s/ W. Edward Martucci, II
Name:	W. Edward Martucci, II, Ph.D.
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each W. Edward Martucci and Santosh Shanbhag as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Edward Martucci, II W. Edward Martucci, II, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2022

/s/ Santosh Shanbhag Santosh Shanbhag	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2022

/s/ Chamath Palihapitiya Chamath Palihapitiya	Chairman and Director	October 27, 2022

/s/ Kenneth Ehlert	Director	October 27, 2022
Kenneth Ehlert

/s/ Adam Gazzaley	Director	October 27, 2022
Adam Gazzaley, M.D., Ph.D.

/s/ William Jones. Jr.	Director	October 27, 2022
William Jones. Jr.

/s/ Christine Lemke	Director	October 27, 2022
Christine Lemke

/s/ Mary Hentges	Director	October 27, 2022
Mary Hentges